Exhibit 99.1

OPENWAVE FILES FORM 10-Q FOR SEPTEMBER QUARTER

SEC FILINGS CURRENT; RELEASES Q1 FINANCIALS

REDWOOD CITY, CA – December 22, 2006 – Openwave Systems Inc. (Nasdaq: OPWV), the leading provider of independent software products and services for the communications industry, today filed its Form 10-Q for the fiscal quarter ended September 30, 2006 with the Securities and Exchange Commission (SEC). As previously announced, the Company had delayed filing its Form 10-K for the fiscal year ended June 30, 2006 and Form 10-Q for the fiscal quarter ended September 30, 2006 due to the Special Committee’s independent stock option review. On December 1, 2006, the Company filed its 10-K, and today’s filing of the 10-Q brings the company current with its SEC filings.

After the company notifies the Nasdaq Hearings Panel of the 10-Q filing, it anticipates receiving notification of compliance with the NASDAQ listing requirements. The company will also deliver the 10-Q to the convertible bond trustee, which will cure the remaining deficiency and thus become fully compliant again with the bond covenants.

“We are pleased that the Special Committee has completed their independent and extensive stock option review and that we have filed our 10-K and 10-Q promptly after the review,” said David Peterschmidt, president and CEO of Openwave. “With these issues behind us, the management team remains focused on executing on our three pronged strategy of: improving sales productivity, continuing to sell our existing products and enhancements to our global customer base, and developing and commercializing new products.”

Financial tables for the fiscal quarter ended September 30, 2006 are attached at the end of this release.

About Openwave

Openwave Systems Inc. (Nasdaq: OPWV) is the leading independent provider of software solutions that ignite mobility for the communications and media industries. Openwave empowers its customers to rapidly transform their business by sparking new revenue streams and market opportunities, building loyal subscriber communities and reducing operational costs. Openwave’s broad range of IP-based handset-to-network solutions enable the rapid launch of information, communication and entertainment services across networks and devices and include handset software, content delivery, adaptive messaging, location, music and video services. Openwave is a global company headquartered in Redwood City, California. For more information please visit www.openwave.com.

Non-GAAP Measure

The company’s stated results include a non-GAAP measure, non-GAAP net income, which excludes amortization of intangibles, stock-based compensation, gain on sale of technology, impairment charges, acquisition-related costs and restructuring and related costs from GAAP net income (loss). Management believes the presentation of this non-GAAP information may be useful to investors because the Company has historically provided this or similar information and understands that some investors find it helpful in analyzing the Company’s expenses and comparing them to the expenses of the Company’s competitors or others. Management uses this non-GAAP information, along with GAAP information, in evaluating the Company’s historical and projected operating results, primarily with a view to assessing ongoing expenses exclusive of specific, non-recurring transactions, as may be the case with our gain on sale of technology, restructuring and acquisition-related costs. Management uses the operating results exclusive of our equity-based compensation expense to compare our performance with the Company’s competitors or others.

This non-GAAP information is not prepared in accordance with generally accepted accounting principles and may differ from the non-GAAP information used by other companies. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP information. In this regard, while some transactions causing the non-GAAP expenses are non-recurring, the Company in the future may effect new transactions, such as acquisitions or restructurings that will trigger similar expenses. For these reasons, our non-GAAP information may not be as useful to investors as the GAAP information also provided.

Cautionary Note Regarding Forward Looking Statements

This release contains forward-looking statements relating to expectations, plans or prospects for Openwave Systems Inc. that are based upon the current expectations and beliefs of Openwave’s management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (a) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of our current, new and potential customers, suppliers and strategic partners; (b) the ability to improve sales productivity; (c) the ability to continue to sell our existing products and enhancements; (d) the ability to develop and commercialize new products; (e) risks associated with the development and licensing of software generally, including potential delays in software development and technical difficulties that may be encountered in the development or use of our software; (f) the ability and timing of the Company to regain compliance with NASDAQ Marketplace Rule 4310(c)(14) and the periodic reporting requirements of the Exchange Act; (g) the continued listing of the Company’s stock on the Nasdaq Global Select Market; (h) the ability and timing of the Company to cure deficiencies under its convertible notes; (i) increased global competition and pricing pressure on our products; (j) technological changes and developments; and (k) general risks of the Internet and wireless and wireline telecommunications sectors.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, and any subsequently filed reports. All documents also are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s Web site at www.openwave.com.

Openwave and the Openwave logo are trademarks of Openwave Systems Inc. or its subsidiaries. All other trademarks are the properties of their respective owners.

For more information please contact:

Openwave Systems Inc.

Mike Bishop

Investor Relations

investor@openwave.com

Tel: 650-480-4461

Openwave Systems Inc.

Vikki Herrera

Public Relations

Vikki.Herrera@openwave.com

Tel: 650-480-6753

(more)

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(In thousands)

	September 30, 2006	June 30, 2006
Assets
Current Assets:
Cash, cash equivalents and short-term investments	$411,800	$431,851
Accounts receivable, net	153,070	152,547
Prepaid and other current assets	23,306	18,564

Total current assets	588,176	602,962

Property and equipment, net	21,315	20,784
Long-term investments and restricted cash and investments	93,319	81,140
Deposits and other assets	8,852	9,169
Goodwill	148,807	148,807
Intangibles, net	51,584	55,727

Total assets	$912,053	$918,589

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$16,438	$14,951
Accrued liabilities	71,726	59,077
Accrued restructuring costs	26,153	18,542
Deferred revenue	54,369	58,964

Total current liabilities	168,686	151,534

Accrued restructuring costs, less current portion	55,498	60,922
Deferred revenue, less current portion	7,913	6,814
Deferred rent obligations	1,180	1,055
Deferred tax liabilities, less current portion, net	8,809	11,417
Convertible subordinated notes, net	148,703	148,494

Total liabilities	390,789	380,236

Stockholders’ equity	521,264	538,353

Total liabilities and stockholders’ equity	$912,053	$918,589

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

(In thousands, except per share data)

	Three Months Ended
	September 30, 2006	June 30, 2006	September 30, 2005
Revenues:
License	$29,570	$37,797	$48,714
Maintenance and support	22,813	22,821	24,388
Services	25,301	20,425	21,926
Projects/ Systems	6,127	2,466	8,314
Content	7,640	7,627	—

Total revenues	91,451	91,136	103,342

Cost of revenues:
License	1,805	1,901	2,220
Maintenance and support	7,808	7,046	7,774
Services	19,976	15,588	16,688
Projects/ Systems	2,398	630	4,775
Content	3,955	4,201	—
Amortization of intangible assets	1,689	1,519	1,581

Total cost of revenues	37,631	30,885	33,038

Gross profit	53,820	60,251	70,304

Operating Expenses:
Research and development	20,317	21,046	24,155
Sales and marketing	27,557	30,900	29,506
General and administrative	16,406	17,963	17,663
Stock option review and related costs	5,492	341	—
Restructuring and other related costs	10,960	(3,047)	8,275
Acquisition-related costs and amortization	2,948	2,496	714
Gain on sale of technology and other	(1,287)	—	(4,299)

Total operating expenses	82,393	69,699	76,014

Operating loss	(28,573)	(9,448)	(5,710)
Interest and other (expense), net	5,860	4,246	(330)
Impairment of non-marketable equity securities	—	(428)	—

Loss before provision for income taxes	(22,713)	(5,630)	(6,040)
Income taxes	1,824	(528)	1,636

Net loss	$(24,537)	$(5,102)	$(7,676)

Basic and diluted net loss per share	$(0.27)	$(0.06)	$(0.11)

Shares used in computing basic and diluted net loss per share	91,815	91,709	70,080

Stock-based compensation by category:
Maintenance and support	$182	$207	$401
Services	283	343	387
Research and development	585	493	2,028
Sales and marketing	2,678	4,604	4,565
General and administrative	1,978	3,208	2,823

	$5,706	$8,855	$10,204

OPENWAVE SYSTEMS INC.

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three Months Ended
	September 30, 2006	June 30, 2006	September 30, 2005
Reconciliation between GAAP and Non-GAAP net income (loss):
Net loss	$(24,537)	$(5,102)	$(7,676)
Exclude:
Restructuring and other related costs	10,960	(3,047)	8,275
Acquisition-related costs and amortization*	4,637	4,015	2,472
Amortization of stock-based compensation	5,706	8,855	10,204
Stock option review and related costs	5,492	341	—
Gain on sales of technology	(1,287)	—	(4,299)
Impairment of non-marketable equity securities	—	428	—
Tax impact of reconciling items**	(1,488)	(2,527)	—

Non-GAAP net income (loss)	$(517)	$2,963	$8,976

GAAP net loss per share - diluted	$(0.27)	$(0.05)	$(0.10)
Exclude:
Restructuring and other related costs	$0.12	$(0.03)	$0.11
Acquisition-related costs and amortization*	$0.05	$0.04	$0.03
Amortization of stock-based compensation	$0.06	$0.10	$0.14
Stock option review and related costs	$0.06	$—	$—
Gain on sales of technology	$(0.01)	$—	$(0.06)
Impairment of non-marketable equity securities	$—	$—	$—
Tax impact of reconciling items**	$(0.02)	$(0.03)	$—

Non-GAAP net income (loss) per share - diluted	$(0.01)	$0.03	$0.12

Shares used in computing diluted earnings per share	91,815	93,679	75,026

*	Acquisition-related costs relates to the Holdback due in July 2008 related to the Musiwave acquisition. Amortization relates to acquired intangible assets. Includes $177 thousand of acquisition-related hedging costs in the quarter ended September 30, 2005.
**	Beginning in FY Q3 2006 with the Musiwave acquisition, the tax impact of reconciling items became material and therefore will be included in the non-GAAP reconciliation prospectively. The tax impact relates to amortization of acquisition-related intangibles and tax benefits related to stock-based compensation.

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Three Months Ended
	September 30, 2006	June 30, 2006	September 30, 2005
Cash flows from operating activities:
Net loss	$(24,537)	$(5,102)	$(7,676)
Adjustments to reconcile net loss to net cash (used for) provided by operating activities:
Depreciation, amortization of intangibles and stock-based compensation	12,608	15,601	14,969
Noncash restructuring charges	2,471	—	414
Provision for doubtful accounts	—	(1,145)	692
Other non-cash expenses, net	(2,348)	(2,799)	(168)
Proceeds from sale of technology and other	(1,287)	—	(4,299)
Changes in operating assets and liabilities, net of effect of acquisitions	7,959	7,162	(6,938)

Net cash (used for) provided by operating activities	(5,134)	13,717	(3,006)

Cash flows from investing activities:
Purchases of property and equipment, net	(4,655)	(4,788)	(3,319)
Proceeds from sale of technology and other	1,287	—	4,299
Proceeds (purchases) of investments, net	(17,997)	(29,792)	(12,214)
Restricted cash and investments, and non-marketable securities	2,045	(64)	2,116

Net cash used for investing activities	(19,320)	(34,644)	(9,118)

Cash flows from financing activities:
Net proceeds from issuance of common stock	25	3,153	14,239
Other, net	—	(249)	—

Cash provided by financing activities	25	2,904	14,239

Effect of exchange rates on cash and cash equivalents	21	(93)	—

Net (decrease) increase in cash and cash equivalents	(24,408)	(18,116)	2,115
Cash and cash equivalents at beginning of period	175,431	193,547	126,462

Cash and cash equivalents at end of period	$151,023	$175,431	$128,577

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